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                                                                      EXHIBIT 11

                          MET-COIL SYSTEMS CORPORATION
                        COMPUTATION OF INCOME (LOSS) PER
                       COMMON AND COMMON EQUIVALENT SHARE
                    (In thousand, except per share amounts)

                                                                          Three Months Ended     Twelve Months Ended
                                                                          ------------------     -------------------
                                                                          May 31,       May 31,      May 31,        May 31,
                                                                            1997        1996         1997           1996
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
Common shares outstanding, beginning of period                                  3,139        3,058         3,031         2,871

Weighted average of common shares issued                                            1           61           101           160

Weighted average common equivalent shares attributed to stock
     options granted, computed using the treasury stock method                      0            0             0             0

Weighted average common shares
 and common share equivalents                                                   3,140        3,119         3,132         3,031
================================================================================================================================

Income (loss) applicable to common stock                                     $    896     $ (1,268)     $     34      $   (773)
================================================================================================================================

Net income (loss) per common share                                           $   0.29    $   (0.41)      $  0.01      $  (0.26)
================================================================================================================================
